SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                             PRICESTER.COM, INC.
                      --------------------------------
               (Exact name of registrant as specified in charter)

     NEVADA                                      41-2137356
(State or other jurisdiction of            (I.R.S. Employer I.D. No.)
incorporation or organization)


                    3900 Hollywood Blvd., Suite 203
                       Hollywood, Florida 33021
          (Address of principal executive offices)(Zip Code)


                    Pricester.com, Inc. 2007 Stock Awards Plan
          ---------------------------------------------------------
                            (Full title of the plan)

      Edward C. Dillon
      3900 Hollywood Blvd., Suite 203
      Hollywood, Florida 33021                   (954) 272-1200
---------------------------------------  --------------------------
(Name and address of                          (Telephone number of
agent for service)                             agent for service)


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        CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF              PROPOSED     PROPOSED
SECURITIES TO BE         AMOUNT     MAXIMUM      MAXIMUM       AMOUNT OF
REGISTERED               BEING     OFFER PRICE  AGGREGATE    REGISTRATION
                         REGISTERED PER SHARE   OFFER PRICE       FEE
COMMON SHARES          3,000,000       $0.035     $105,000      $4.13

 (1)Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a), (c) and (g) under the Securities Act of 1933, as amended.

PART I

INFORMATION REQUIRED IN THE PROSPECTUS

Note: The document(s) containing the information concerning the Pricester.com, Inc. 2007 Stock Awards Plan (the "Plan") of Pricester.com, a Nevada corporation (the "Registrant" or the "Company"), dated January 10, 2007, as amended required by Item 1 of Form S-8 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the statement of availability of registrant information, employee benefit plan annual reports and other information required by Item 2 of Form S-8 will be sent or given to participants as specified in Rule 428. In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this registration statement on Form S-8 (the "Registration Statement") or as prospectuses or prospectus supplements pursuant to Rule 424. The Company will maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, the Company shall furnish to the Commission or its staff a copy or copies of all of the documents included in such file.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents, which have been filed by the Company with the Securities and Exchange Commission, are hereby incorporated by reference:

      The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006 and
      The Company's Annual Report on Form 10-QSB for the quarter ended September 30, 2007.

All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated in this Registration Statement by reference and to be a part hereof from the date of filing of such documents.

Any statement contained in this Registration Statement, in a supplement to this Registration Statement or in a document incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed supplement to this Registration Statement or in any document that is subsequently incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

The Company's authorized capital consists of 50,000,000,000 shares of Common Stock, $.001 par value, of which 28,541,373 shares were outstanding as of October 15, 2007. The Company's common stock is presently listed and traded on the NASD's Over-The-Counter Bulletin Board exchange under the symbol "PRCC".

Common Stock
------------

Each share of Common Stock is entitled to one vote, either in person or by proxy, on all matters that may be voted upon by the owners thereof at a meeting of the shareholders, including the election of directors. The holders of Common Stock (i) have equal, ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of Common Stock upon liquidation, dissolution or winding up of the affairs of the Company; (iii) do not have preemptive or redemption provisions applicable thereto; and (iv) are entitled to one non cumulative vote per share on all matters on which shareholders may vote at all meetings of shareholders.

All shares of Common Stock issued and outstanding are, and those offered hereby, when issued, will be fully paid and non-assessable, with no personal liability attaching to the ownership thereof.


ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

As of the date of this registration, no named expert or counsel holds any specified interest or significant equity in the company.


ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Company's Articles of Incorporation authorizes the Corporation to indemnify to the maximum extent permitted under Nevada law.

The Nevada Revised Statutes allow indemnification of directors, officers, employees and agents of the Company, including the advancement of expenses:

Every person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or a person of whom he is the legal representative is or was a director or officer of the corporation or is or was serving at the request of the corporation for its benefit as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the general corporation law of the State of Nevada from time to time against all expenses, liability and loss (including attorney's fees, judgments, fines, and amounts paid or to be paid in settlement) reasonably incurred and in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. Such right of indemnification shall be a contract right which may be enforced in any manner desired by such person; and shall not be exclusive of any other right which such directors, officers or representatives may have or hereafter acquire and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of stockholders, provision of law or otherwise, as well as their rights under the Articles of Incorporation of Pricester.com.

In general, officers and directors of Registrant are indemnified against expenses actually and reasonably incurred in connection with proceedings, whether civil or criminal, provided that it is determined that they acted in good faith, and are not deemed to be liable to Registrant for negligence or misconduct in the performance of their duties.


ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

Not Applicable.

ITEM 8. EXHIBITS.

  Exhibit Number      Description
----------------      -----------------------------------------

     4                 Pricester.com, Inc. 2007 Stock Awards Plan dated
                         January 10, 2007 incorporated by reference to Form S-8 filed April 19, 2007

     4.1               Amendment to Pricester.com, Inc. 2007 Stock
                         Awards Plan dated April 18, 2007 incorporated
by reference to Form S-8 filed April 19, 2007

     4.2               Amendment to Pricester.com, Inc. 2007 Stock
                         Awards Plan dated June 14, 2007 incorporated
by reference to Form S-8 filed June 26, 2007

     4.3               Amendment to Pricester.com, Inc. 2007 Stock
                         Awards Plan dated December 31, 2007

     5                 Opinion of Counsel, Jody M. Walker

     23.1              Consent of Certified Public Accountants

     23.2              Consent of Jody M. Walker
                      (included in Exhibit 5.1)

ITEM 9.  UNDERTAKINGS

1.   The Registrant hereby undertakes:

     (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:


          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the formation set forth in the registration statement;

          (iii) to include any material information with respect to a plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be in the initial bona fide offering thereof.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hollywood, Florida, on this 11th day of January 2008.

                                        Pricester.com, Inc.

                                        By: /s/ Edward C. Dillon
                                        -------------------------
                                        Edward C. Dillon
                                        Chief Executive Officer




In accordance with the requirements of the Securities Act of 1933 as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


       SIGNATURE                        TITLE            DATE
       ---------                        -----            ----

/s/Raymond F. Purdon          Director                  1/11/08
---------------------
Raymond F. Purdon

/s/Edward C. Dillon           CEO/Director              1/11/08
--------------------
Edward C. Dillon

/s/Nelson Stark               CFO/Director              1/11/08
--------------------     Principal Accounting Officer
Nelson Stark

/s/Lee Taylor                 Director                  1/11/08
--------------------
Lee Taylor